Exhibit 99.1

ON24 Announces First Quarter 2024 Financial Results

•Achieved Total Revenue of $37.7 million and exceeded profitability targets for 4th consecutive quarter
•Continued signs of stabilization in customer base driven by positive trends in gross retention
•Strong enterprise business performance metrics; including record percentage of ARR in multiyear agreements and highest ARR per customer
•Growth ARR uplift from momentum of early adopters of the ON24 next gen platform and AI-powered offerings
SAN FRANCISCO--(BUSINESS WIRE)--ON24 (NYSE: ONTF), an intelligent engagement platform for B2B sales and marketing, today announced financial results for the first quarter ended March 31, 2024.
“In Q1, we continued to execute against our strategic and financial targets, delivering solid topline results and achieving our profitability targets for the fourth quarter in a row,” said Sharat Sharan, co-founder and CEO of ON24. “Furthermore, we were pleased with continued signs of stability in our customer base with positive trends in gross retention rates, greater business diversification across customer verticals with mission-critical digital transformation use cases, and expansion through our newly launched AI-powered next generation platform. Looking forward, we are being prudent in our outlook for FY 2024 given continued pressure on marketing budgets, but we remain confident that the company is well-positioned to achieve its long-term goal of generating double-digit top-line growth with double-digit EBITDA margins.”
First Quarter 2024 Financial Highlights
•Revenue:
◦Revenue from our Core Platform, including services, was $36.8 million.
◦Total revenue was $37.7 million.
•ARR:
◦Core Platform ARR of $133.3 million as of March 31, 2024.
◦Total ARR of $136.5 million as of March 31, 2024.
•GAAP Operating Loss was $12.5 million, compared to GAAP operating loss of $19.9 million in the first quarter of 2023.
•Non-GAAP Operating Loss was $0.8 million, compared to non-GAAP operating loss of $4.2 million in the first quarter of 2023.
•GAAP Net Loss was $10.7 million, or $(0.26) per diluted share, compared to GAAP net loss of $17.6 million, or $(0.37) per diluted share in the first quarter of 2023.
•Non-GAAP Net Income was $1.0 million, or $0.02 per diluted share, compared to a non-GAAP net loss of $1.8 million, or $(0.04) per diluted share in the first quarter of 2023.
•Adjusted EBITDA was $0.3 million.
•Cash Flow: Net cash provided by operating activities was $2.1 million, compared to $4.2 million used in operating activities in the first quarter of 2023. Free cash flow was $1.1 million for the quarter, compared to $(4.3) million in the first quarter of 2023.
•Cash, Cash Equivalents and Marketable Securities totaled $196.1 million as of March 31, 2024.

For more information regarding non-GAAP operating income (loss), non-GAAP net income (loss) and free cash flows, see the section titled “Non-GAAP Financial Measures” below. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure, see the tables at the end of this press release.
Recent Business Highlights:
•Strong momentum from early adopters of the ON24 Intelligent Engagement Platform and AI-powered ACE with AI-powered ACE ARR reaching the double-digit mark as a percentage of growth ARR in Q1.
•ON24 named winner of the TrustRadius “Most Loved” award in the marketing technology category based on thousands of customer reviews.
•With steadfast focus on enterprises, ON24 ranked top enterprise digital engagement platform for past 5 years on G2.
•As focus on life sciences vertical continues, ON24 achieved Silver Certification in the Veeva Technology Partner Program.
Financial Outlook
For the second quarter of 2024, ON24 expects:
•Core Platform Revenue, including services, to be in the range of $35.0 million to $36.0 million.
•Total revenue of $35.8 million to $36.8 million.
•Non-GAAP operating loss of $1.7 million to $0.7 million.
•Non-GAAP net income per share of $0.00 to $0.02 using approximately 46.9 million diluted shares outstanding.
◦Restructuring charge of $0.6 million to $0.9 million, excluded from the Non-GAAP amounts above.
For the full year 2024, ON24 expects:
•Core Platform Revenue, including services, to be in the range of $139.8 million to $143.8 million.
•Total revenue of $143.0 million to $147.0 million.
•Non-GAAP operating loss of $5.5 million to $3.5 million.
•Non-GAAP net income per share of $0.03 to $0.07 per share using approximately 47.2 million diluted shares outstanding.
Conference Call Information
ON24 will host a conference call and live webcast for analysts and investors today at 2:00 p.m. Pacific Time. Parties in the United States can access the call by dialing (866) 682-6100 or (862) 298-0702.
A webcast and management’s prepared remarks for today’s call will be accessible on ON24’s investor relations website at investors.on24.com. Approximately one hour after completion of the live call, an archived version of the webcast will be available on the Company’s investor relations website.

Definitions of Certain Key Business Metrics
Core Platform: The ON24 Core Platform products include those listed below:
ON24 Elite: live, interactive webinar experience that engages prospective customers in real-time and can be made available in an on-demand format.
ON24 Breakouts: live breakout room experience that facilitates networking, collaboration and interactivity between users.
ON24 Forums: live, interactive experience that facilitates video-to-video interaction between presenters and audiences.
ON24 Go Live: live, interactive video event experience that enables presenters and attendees to engage face-to-face in real-time and can also be made available in an on-demand format.
ON24 Engagement Hub: always-on, rich multimedia content experience that prospective customers can engage anytime, anywhere.
ON24 Target: personalize and curate, rich landing page experience that engages specific segments of prospective customers to drive desired action.
ON24 AI-powered ACE: the next generation AI-powered analytics and content engine.
Annual Recurring Revenue (“ARR”): ARR is calculated as the sum of the annualized value of our subscription contracts as of the measurement date, including existing customers with expired contracts that we expect to be renewed. Our ARR amounts exclude professional services, overages from subscription customers and Legacy revenue.
Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States, or “GAAP”, we consider our non-GAAP operating income (loss), non-GAAP net income (loss), Adjusted EBITDA, and free cash flow in evaluating our operating performance. We define non-GAAP operating income (loss) as net income (loss) excluding, interest expense, other (income) expense, net, income tax, stock-based compensation, amortization of acquired intangible assets, shareholder activism related costs, restructuring costs, charges for underutilized real estate, and certain other costs. We define non-GAAP net income (loss) as net income (loss) excluding stock-based compensation, amortization of acquired intangible assets, shareholder activism related costs, restructuring costs, charges for underutilized real estate, and certain other costs. We define Adjusted EBITDA as net income (loss) excluding interest expense, other (income) expense, net, provision for income taxes, depreciation and amortization, amortization of acquired intangible assets, amortization of cloud implementation costs, stock-based compensation, restructuring costs, impairment charges, and shareholder activism related costs. We define free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment.
We use non-GAAP operating income (loss), non-GAAP net income (loss), and Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes, and we use free cash flow to measure and evaluate cash generated through normal business operations. We believe non-GAAP operating income (loss), non-GAAP net income (loss), and Adjusted EBITDA may be helpful to investors because they provide consistency and comparability with past financial performance. We believe free cash flow may be helpful to investors because it reflects that some purchases of property and equipment are necessary to support ongoing operations, while providing a measure of cash available to acquire customers, expand within existing customers and otherwise pursue our business strategies.
However, these non-GAAP financial measures are each presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Non-GAAP financial measures have no standardized meanings prescribed by GAAP and are not prepared under a comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measure as a tool for comparison.
We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of stock-based compensation expense, and restructuring and transaction expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure are included in the tables at the end of this press release.
Forward-Looking Statements
This document contains “forward-looking statements” under applicable securities laws. Such statements can be identified by words such as: “outlook,” “expect,” “target,” “believe,” “plan,” “future,” “may,” “should,” “will,” and similar references to future periods. Forward-looking statements include express or implied statements regarding our expected financial and operating results, the execution of our capital return program, the size of our market opportunity, the success of our new products and capabilities, including our new AI-powered Analytics and Content Engine, and other statements regarding our ability to achieve our business strategies, growth, or other future events or conditions. Such statements are based on our current beliefs, expectations, and assumptions about future events or conditions, which are subject to inherent risks and uncertainties, including our ability to attract new customers and expand sales to existing customers, decline in our growth rate; fluctuation in our performance, our history of net losses and expected increases in our expenses; competition and technological development in our markets and any decline in demand for our solutions; our ability to expand our sales and marketing capabilities and otherwise achieve our growth; the impact of the resumption of in-person marketing activities on our customer growth rate; disruptions or other issues with our technology or third-party services; compliance with data privacy, import and export controls, customs, sanctions and other laws and regulations; intellectual property matters; and matters relating to our common stock, along with the other risks and uncertainties discussed in the filings we make from time to time with the Securities and Exchange Commission. Actual results may differ materially from those indicated in forward-looking statements, and you should not place undue reliance on them. All statements herein are based only on information currently available to us and speak only as of the date hereof. Except as required by law, we undertake no obligation to update any such statement.
About ON24
ON24 is on a mission to help businesses bring their go-to-market strategy into the AI era and drive cost-effective revenue growth. Through its leading intelligent engagement platform, ON24 enables customers to combine best-in-class experiences with personalization and content, to capture and act on connected insights at scale.
ON24 provides industry-leading companies, including 3 of the 5 largest global technology companies, 3 of the 5 top global asset management firms, 3 of the 5 largest global healthcare companies and 3 of the 5 largest global industrial companies, with a valuable source of first-party data to drive sales and marketing innovation, improve efficiency and increase business results. Headquartered in San Francisco, ON24 has offices globally in North America, EMEA and APAC. For more information, visit www.ON24.com.

© 2024 ON24, Inc. All rights reserved. ON24 and the ON24 logo are trademarks owned by ON24, Inc., and are registered in the United States Patent and Trademark Office and in other countries.

ON24, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$18,292	$53,209
Marketable securities	177,766	145,497
Accounts receivable, net	28,523	37,939
Deferred contract acquisition costs, current	12,349	12,428
Prepaid expenses and other current assets	6,922	4,714
Total current assets	243,852	253,787
Property and equipment, net	6,130	5,371
Operating right-of-use assets	2,650	2,981
Intangible asset, net	1,102	1,305
Deferred contract acquisition costs, non-current	14,421	15,756
Other long-term assets	1,009	1,102
Total assets	$269,164	$280,302
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,713	$1,914
Accrued and other current liabilities	13,559	16,907
Deferred revenue	73,117	74,358
Finance lease liabilities, current	44	127
Operating lease liabilities, current	2,867	2,779
Total current liabilities	91,300	96,085
Operating lease liabilities, non-current	1,775	2,483
Other long-term liabilities	1,666	1,517
Total liabilities	94,741	100,085
Stockholders’ equity
Common stock	4	4
Additional paid-in capital	490,896	485,291
Accumulated deficit	(316,216)	(305,513)
Accumulated other comprehensive income (loss)	(261)	435
Total stockholders’ equity	174,423	180,217
Total liabilities and stockholders’ equity	$269,164	$280,302

ON24, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue:
Subscription and other platform	$34,829	$39,364
Professional services	2,898	3,699
Total revenue	37,727	43,063
Cost of revenue:
Subscription and other platform(1)(4)	7,346	9,889
Professional services(1)(4)	2,436	3,317
Total cost of revenue	9,782	13,206
Gross profit	27,945	29,857
Operating expenses:
Sales and marketing(1)(4)	20,074	24,417
Research and development(1)(2)(4)	9,109	11,099
General and administrative(1)(3)(4)	11,236	14,278
Total operating expenses	40,419	49,794
Loss from operations	(12,474)	(19,937)
Interest expense	11	29
Other income, net	(2,277)	(2,572)
Loss before provision for income taxes	(10,208)	(17,394)
Provision for income taxes	495	196
Net loss	(10,703)	(17,590)
Net loss per share:
Basic and diluted	$(0.26)	$(0.37)
Weighted-average shares used in computing net loss per share:
Basic and diluted	41,313,674	47,304,983
(1)Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2024	2023
Cost of revenue
Subscription and other platform	$668	$785
Professional services	121	152
Total cost of revenue	789	937
Sales and marketing	3,058	3,057
Research and development	2,128	2,021
General and administrative	4,362	4,106
Total stock-based compensation expense	$10,337	$10,121

(2)Research and development expense for the three months ended March 31, 2024 and 2023 includes amortization of acquired intangible asset of $138 thousand and $142 thousand, respectively, in connection with the Vibbio acquisition in April 2022.
(3)General and administrative expense for the three months ended March 31, 2024 and 2023 includes fees related to shareholder activism of nil and $2,446 thousand, respectively.
(4)The results of operations for the three months ended March 31, 2024 and 2023 includes restructuring costs, which primarily represent severance and related expense due to restructuring activities, as follows:

	Three Months Ended March 31,
	2024	2023
Cost of revenue
Subscription and other platform	$192	$785
Professional services	12	54
Total cost of revenue	204	839
Sales and marketing	675	1,211
Research and development	112	773
General and administrative	190	230
Total restructuring costs	$1,181	$3,053

ON24, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(10,703)	$(17,590)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,233	1,417
Stock-based compensation expense	10,337	10,121
Amortization of deferred contract acquisition cost	3,843	3,893
Provision for allowance for doubtful accounts and billing reserves	625	901
Non-cash lease expense	391	497
Accretion of marketable securities	(1,507)	(1,826)
Other	35	128
Change in operating assets and liabilities:
Accounts receivable	8,791	9,405
Deferred contract acquisition cost	(2,429)	(3,546)
Prepaid expenses and other assets	(2,378)	(2,069)
Accounts payable	(134)	(1,353)
Accrued liabilities	(3,902)	(1,089)
Deferred revenue	(1,241)	(2,287)
Other liabilities	(823)	(769)
Net cash provided by (used in) operating activities	2,138	(4,167)
Cash flows from investing activities:
Purchase of property and equipment	(1,038)	(178)
Purchase of marketable securities	(74,093)	(119,591)
Proceeds from maturities of marketable securities	38,521	199,210
Proceeds from sale of marketable securities	4,360	9,321
Net cash (used in) provided by investing activities	(32,250)	88,762
Cash flows from financing activities:
Proceeds from exercise of stock options	753	255
Payment for repurchase of common stock	(5,270)	(10,720)
Repayment of equipment loans	(36)	(71)
Repayment of finance lease obligations	(83)	(411)
Net cash used in financing activities	(4,636)	(10,947)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(173)	130
Net (decrease) increase in cash, cash equivalents and restricted cash	(34,921)	73,778
Cash, cash equivalents and restricted cash, beginning of period	53,298	27,169
Cash, cash equivalents and restricted cash, end of period	$18,377	$100,947
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$18,292	$100,777
Restricted cash included in other assets, non-current	85	170
Total cash, cash equivalent, and restricted cash	$18,377	$100,947

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except share and per share data)
(Unaudited)

Reconciliation of gross profit and gross margin

	Three Months Ended March 31,
	2024	2023
GAAP gross profit	$27,945	$29,857
Add:
Stock-based compensation	789	937
Restructuring costs	204	839
Non-GAAP gross profit	$28,938	$31,633
GAAP gross margin	74%	69%
Non-GAAP gross margin	77%	73%

Reconciliation of operating expenses

	Three Months Ended March 31,
	2024	2023
GAAP sales and marketing	$20,074	$24,417
Less:
Stock-based compensation	(3,058)	(3,057)
Restructuring costs	(675)	(1,211)
Non-GAAP sales and marketing	$16,341	$20,149

GAAP research and development	$9,109	$11,099
Less:
Stock-based compensation	(2,128)	(2,021)
Restructuring costs	(112)	(773)
Amortization of acquired intangible asset	(138)	(142)
Non-GAAP research and development	$6,731	$8,163

GAAP general and administrative	$11,236	$14,278
Less:
Stock-based compensation	(4,362)	(4,106)
Restructuring costs	(190)	(230)
Fees related to shareholder activism	—	(2,446)
Non-GAAP general and administrative	$6,684	$7,496

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except share and per share data)
(Unaudited)

Reconciliation of net loss to non-GAAP operating loss

	Three Months Ended March 31,
	2024	2023
Net loss	$(10,703)	$(17,590)
Add:
Interest expense	11	29
Other income, net	(2,277)	(2,572)
Provision for income taxes	495	196
Stock-based compensation	10,337	10,121
Amortization of acquired intangible asset	138	142
Restructuring costs	1,181	3,053
Fees related to shareholder activism	—	2,446
Non-GAAP operating loss	$(818)	$(4,175)

Reconciliation of net loss to Adjusted EBITDA

	Three Months Ended March 31,
	2024	2023
Net loss	$(10,703)	$(17,590)
Add:
Interest expense	11	29
Other income, net	(2,277)	(2,572)
Provision for income taxes	495	196
Depreciation and amortization	1,095	1,275
Amortization of acquired intangible asset	138	142
Amortization of cloud implementation costs	36	37
Stock-based compensation	10,337	10,121
Restructuring costs	1,181	3,053
Fees related to shareholder activism	—	2,446
Adjusted EBITDA	$313	$(2,863)

Reconciliation of net loss to non-GAAP net income (loss)

	Three Months Ended March 31,
	2024	2023
Net loss	$(10,703)	$(17,590)
Add:
Stock-based compensation	10,337	10,121
Amortization of acquired intangible asset	138	142
Restructuring costs	1,181	3,053
Fees related to shareholder activism	—	2,446
Non-GAAP net income (loss)	$953	$(1,828)

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except share and per share data)
(Unaudited)

Reconciliation of GAAP to Non-GAAP basic and diluted net income (loss) per share

	Three Months Ended March 31,
	2024	2023
GAAP basic and diluted net loss per share:
Net loss	$(10,703)	$(17,590)
Weighted average common stock outstanding, basic and diluted	41,313,674	47,304,983
Net loss per share, basic and diluted	$(0.26)	$(0.37)

	Three Months Ended March 31,
	2024	2023
Non-GAAP basic and diluted net income (loss) per share:
Net loss	$(10,703)	$(17,590)
Add:
Stock-based compensation	10,337	10,121
Amortization of acquired intangible asset	138	142
Restructuring costs	1,181	3,053
Fees related to shareholder activism	—	2,446
Non-GAAP net income (loss)	$953	$(1,828)
Non-GAAP weighted-average common stock outstanding
Basic	41,313,674	47,304,983
Diluted	45,624,532	47,304,983
Non-GAAP net income (loss) per share of common stock:
Basic	$0.02	$(0.04)
Diluted	$0.02	$(0.04)

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results
(in thousands)
(Unaudited)

Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow

	Three Months Ended March 31,
	2024	2023
Net cash provided by (used in) operating activities:	$2,138	$(4,167)
Less: Purchases of property and equipment	(1,038)	(178)
Free cash flow	$1,100	$(4,345)

ON24, INC.
Revenue
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Core Platform
Subscription and other platform	$34,060	$37,811
Professional services	2,755	3,395
Total core platform revenue	$36,815	$41,206

Virtual Conference
Subscription and other platform	$769	$1,553
Professional services	143	304
Total virtual conference revenue	$912	$1,857

Revenue
Subscription and other platform	$34,829	$39,364
Professional services	2,898	3,699
Total revenue	$37,727	$43,063

Contacts
Media Contact:
Tessa Barron
press@on24.com

Investor Contact:
Lauren Sloane, The Blueshirt Group for ON24
investorrelations@on24.com